UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2013

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2013, Facebook, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto (the “Underwriters”) and certain selling stockholders named in Schedule I thereto, that relates to the public offering, issuance and sale of 70,000,000 shares of Class A common stock of the Company, par value $0.000006 per share (“Class A Common Stock”), which consists of 27,004,761 shares of Class A Common Stock to be issued and sold by the Company and 42,995,239 shares of Class A Common Stock to be sold by the selling stockholders, including 41,350,000 shares of Class A Common Stock to be sold by Mark Zuckerberg (the “Offering”). The Offering will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-192944) that was filed with the U.S. Securities and Exchange Commission and became immediately effective on December 19, 2013. The public offering price of the Offering is $55.05 per share and the Company estimates that the net proceeds from the Offering will be approximately $1.48 billion after deducting underwriting discounts and commissions and estimated Offering expenses.

The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes. The Company will not receive any proceeds from the sale of shares by the selling stockholders. The Company expects that the majority of the net proceeds Mr. Zuckerberg will receive upon the sale of shares in the Offering will be used to satisfy taxes that he incurred in connection with his exercise, in full, of an outstanding stock option to purchase 60,000,000 shares of the Company’s Class B common stock, par value $0.000006 per share.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Underwriters and their respective affiliates have provided in the past to the Company and its affiliates, and may provide to the Company and its affiliates from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business, for which they have received and may receive customary payments of interest, fees and commissions. In addition, certain affiliates of certain of the respective Underwriters are lenders under the Company’s unsecured revolving credit facility.

Item 8.01. Other Events.

On December 20, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financing Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

1.1	Underwriting Agreement, dated December 20, 2013, by and among Facebook, Inc., J.P. Morgan Securities LLC, Mark Zuckerberg and The Andreessen 1996 Living Trust.

99.1	Press release, dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: December 23, 2013	By:	/s/ Colin S. Stretch
Name: Colin S. Stretch
Title: Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

1.1	Underwriting Agreement, dated December 20, 2013, by and among Facebook, Inc., J.P. Morgan Securities LLC, Mark Zuckerberg and The Andreessen 1996 Living Trust.

99.1	Press release, dated December 20, 2013.